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                                                                    Exhibit 99.1

                                                         Hewlett-Packard Company
                      [LOGO OF HP INVENT]                3000 Hanover Street
                                                         Mail Stop 1048
                                                         Palo Alto, CA 94304
                                                         www.hp.com


Editorial Contacts:     HP SHAREOWNERS APPROVE COMPAQ
                        MERGER PROPOSAL, ACCORDING TO
Judy Radlinsky, HP      PRELIMINARY VOTE TALLY
+1 650 857 5034
judy_radlinsky@hp.com
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Rebeca Robboy, HP
+1 650 857 2064
rebeca_robboy@hp.com
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                        PALO ALTO, Calif., April 17, 2002 -- Hewlett-Packard
                        Company (NYSE:HWP) today announced that the preliminary vote tally from the March 19 special meeting of HP shareowners affirms that the proposal was approved.

                        The preliminary vote tally, prepared by the independent inspectors of election, shows that HP shareowners voted in favor of the merger by a margin of approximately 45 million shares. Moreover, shareowners not affiliated with the Hewlett and Packard families and their foundations voted for the merger by a margin of roughly 2:1.

                        Votes "FOR" the merger totaled approximately 837.9 million. Votes "AGAINST" the merger totaled approximately 792.6 million, of which almost half were affiliated with the Hewlett and Packard families and foundations. An insignificant number of votes cast remain unresolved.

                        "We are gratified the preliminary vote tally validates that HP shareowners voted the majority of their shares in support of the merger," said Carly Fiorina, HP chairman and chief executive officer. "We are eager to put this difficult period behind us and look forward to doing business as the new HP."

                        If Walter Hewlett demands a recount, both parties will participate in a review of the proxies, which HP expects would begin promptly and last approximately one week. In addition, the final tally is subject to a challenge process that could take another one to two days. Following completion of any recount and challenge, the independent inspectors of election will release a final, certified vote tally.

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April 17, 2002          About HP
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Page 2
                        Hewlett-Packard Company -- a leading global provider of computing and imaging solutions and services -- is focused on making technology and its benefits accessible to all. HP had total revenue of $45.2 billion in its 2001 fiscal year. Information about HP and its products can be found on the World Wide Web at http://www.hp.com.
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                                                # # #

                        This document contains forward-looking statements that involve risks, uncertainties and assumptions. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements.

                        All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including predictions regarding the outcome and certification of the vote on the merger or the closing of the merger; statements regarding future improvement of HP generally or specifically its profitability, earnings, revenues, synergies, accretion or other financial items; statements about the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans; statements regarding future economic conditions or performance; statements of belief; statements regarding the outcome of litigation; and statements of assumptions underlying any of the foregoing.

                        The risks, uncertainties and assumptions referred to above include the actual certified results of the vote on the proposal to issue shares of HP common stock in connection with the merger; the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; the challenges of integration and restructuring associated with the merger or other planned acquisitions and the challenges of achieving anticipated synergies; the possibility that the merger or other planned acquisitions may not close or that HP, Compaq or other parties to planned acquisitions may be required to modify some aspects of the acquisition transactions in order to obtain regulatory approvals; the assumption of maintaining revenues on a combined company basis following the close of the merger or other planned acquisitions; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to HP's annual report on Form 10-K, as amended on January 30, 2002, for the fiscal year ended October 31, 2001, and subsequently filed reports, and HP's registration statement on Form S-4 filed on February 5, 2002.

                        HP assumes no obligation and does not intend to update these forward-looking statements.

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April 17, 2002          Additional Information About the Merger and Where to
Page 3                  ----------------------------------------------------
                        Find It
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                        On February 5, 2002, HP filed a registration statement
                        with the SEC containing a definitive joint proxy statement/prospectus regarding the merger. Investors and security holders of HP and Compaq are urged to read the definitive joint proxy statement/prospectus filed with the SEC on February 5, 2002 and any other relevant materials filed by HP or Compaq with the SEC because they contain, or will contain, important information about HP, Compaq and the merger. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by HP or Compaq with the SEC, may be obtained free of charge at the SEC's Web site at www.sec.gov. In
                                                           -----------
                        addition, investors and security holders may obtain free copies of the documents filed with the SEC by HP by contacting HP Investor Relations, 3000 Hanover Street, Palo Alto, California 94304, 650-857-1501. Investors and security holders may obtain free copies of the documents filed with the SEC by Compaq by contacting Compaq Investor Relations, P.O. Box 692000, Houston, Texas 77269-2000, 800-433-2391.